UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

.	Preliminary Information Statement

.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

X .	Definitive Information Statement

Mirador, Inc.
(Name of Registrant As Specified In Charter)

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1)	Title of each class of securities to which transaction applies:

COMMON STOCK

2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Mirador, Inc.

420 Nellis Blvd. Ste. 131, Las Vegas, NV 89110

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about February 12, 2011 to the stockholders of record on Dec. 1, 2010 (the “Record Date”) of Mirador, Inc., a Nevada corporation (the “Company”) in connection with action taken by the written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors

Dated: February 10, 2011	By: /s/ Marco Moran
Marco Moran
Chairman, President and Chief Executive Officer

NOTICE OF ACTION PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF A MEETING OF THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Company’s Articles of Incorporation are being restated as shown in Exhibit A hereto and the name of the corporation is being changed to DewMar International BMC, Inc.  The Amendment was adopted pursuant to written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

INTRODUCTION

Stockholders holding shares comprising over fifty percent (50%) of the total voting power of the Company provided their written consents to the Amendment and forward.

Stockholders of the Company executed written consents in accordance with Nevada Statutes.

This Information Statement will serve as written notice to stockholders as contemplated pursuant to the Company’s Bylaws.

PURPOSE OF STOCKHOLDER ACTION

The purpose of the change in the number and type of authorized shares of Stock is to provide additional shares to be available for financing, compensation and for possible use in the acquisition of assets or securities of other companies and the name change is to reflect the business acquired by the acquisition of DewMar International BMC, Inc.

OUTSTANDING SHARES AND VOTING RIGHTS

AS OF THE RECORD DATE

As of the Record Date, the Company’s authorized capitalization consisted of Seventy Five Million (75,000,000) shares of Common Stock, of which ten million (10,000,000) shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

No less than five million and one (5,000,001) votes, representing a majority of the voting power of the outstanding capital stock of the Company, were required to approve the Amendment.

Stockholders holding ten million (10,000,000) shares of Common Stock gave their written consents in favor of the Amendment.  No other stockholder consents will be solicited in connection with this Information Statement.

STOCKHOLDERS PROVIDING WRITTEN CONSENTS

Set forth below is a table of the stockholders who have given their consent and the number of shares of stock beneficially owned by such stockholders as of December 1, 2010:

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Stephen Schramka	10,000,000	100%

Total	10,000,000	100%

EFFECTS OF THE AMENDMENT

The name of the corporation will changed to DewMar International BMC, Inc. and the Board of Directors will be able to issue additional and different types of shares without further shareholder approval. The purpose of the change in the number and type of authorized shares of Stock is to provide additional shares to be available for financing, compensation and for possible use in the acquisition of assets or securities of other companies.

Issuance may Dilute Current Shareholders

Any issuance of common or preferred stock would have the effect of diluting the holdings of current shareholders.

Potential Anti-Takeover Effect

Although the  increased  proportion of  authorized  but unissued  shares to issued shares could, under certain  circumstances,  have an anti-takeover effect (for example, by permitting issuances that could dilute the stock ownership of a person  seeking to effect a change in the  composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company, the increase in our authorized Common Stock is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company.  The Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However,  the  purpose  of the increase in our authorized  Common Stock is to have additional  shares available for  equity  sales  and   acquisitions  and  not  to  construct  or  enable  any anti-takeover  defense  or  mechanism  on  behalf  of the  Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that could favored by a majority of the independent shareholders, the Company has no intent or plan to employ the resulting   additional   unissued   authorized   shares as an anti-takeover device.

There is no current intent to issue any of the additional common or preferred stock.

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capitalization (after the Restatement) consists of One Hundred Million shares of Common Stock, par value $0.001 and Twenty Five Million shares of Preferred Stock, par value $0.001.  The capital stock of this corporation is non-assessable and not subject to assessment to pay the debts of the Company.

Common Stock

Common Stock may be issued by the Board with or without the consent of stockholders.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Preferred Stock

Preferred Stock may be issued by the Board with or without the consent of stockholders.  Of the Twenty Five Million shares of authorized Preferred Stock, Twenty Million shares of the Preferred Stock shall be designated “Preferred A Series Stock” and shall entitle its holder(s) to ten votes on each matter submitted to the stockholders and is entitled to be converted to ten shares of Common Stock.  Of the 25,000,000 authorized shares of Preferred Stock, Five Million shall be designated “Series B Preferred Stock” and shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the Company’s Common Stock owned as of December 1, 2010 by all persons known to the Company who own more than 5% of the outstanding number of such shares, by all directors of the Company, and by all officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Position	Shares Beneficially Owned	Percentage of Outstanding Beneficially Owned
Stephen Schramka, Pres/Dir/Sec./Treas.	10,000,000	100.0%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “EXCHANGE ACT”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended June 30, 2010, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

The Company hereby incorporates by reference the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk, as contained in the Company’s Form S-1A, filed August 11, 2010.

ADDITIONAL INFORMATION

The Company has furnished one information statement to stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders.  The Company will furnish additional copies upon request by a stockholder to: Mirador, Inc. 420 Nellis Blvd. Ste. 131, Las Vegas, NV 89110.

By Order of the Board of Directors

Dated: February 10, 2011	/s/ Marco Moran
Marco Moran
Chairman, President, Chief Executive Officer